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Exhibit 11 - HUDSON FOODS INC. AND SUBSIDIARIES
EARNINGS PER SHARE CALCULATION
(IN THOUSANDS EXCEPT PER SHARE DATA)


                                 Three Months Ended         Six Months Ended
                                 April 1,    April 2,       April 1,   April 2,
                                  1995        1994           1995        1994
Net income                        $8,168      $4,372        $18,003     $10,467
Interest on convertible
  subordinated debentures
  net of income taxes               --           212           --           429
                              __________  __________     __________  __________
Adjusted net income               $8,168      $4,584        $18,003     $10,896
                              ==========  ==========     ==========  ==========


Primary earnings per share:
- ---------------------------
 Weighted average number of
  common shares outstanding   29,531,096  24,334,001     28,387,933  24,292,428
 Common stock equivalents:
  Dilutive options               582,473     589,170        564,083     542,901
                              __________  __________     __________  __________
 Weighted average number of
  common and common equivalent
  shares                      30,113,569  24,923,171     28,952,016  24,835,329
                              ==========  ==========     ==========  ==========
 Primary earnings per share        $0.27       $0.18          $0.62       $0.42
                              ==========  ==========     ==========  ==========
Fully diluted earnings
  per share:
- ---------------------------
 Weighted average number of
  common shares outstanding   29,531,096  24,334,001     28,387,933  24,292,429
 Common stock equivalents:
  Dilutive options               592,315     608,080        592,316     608,080
  Convertible subordinated
   debentures                     --       1,245,429         --       1,245,429
                              __________  __________     __________  __________
 Weighted average number of
  common and common equivalent
  shares                      30,123,411  26,187,510     28,980,249  26,145,938
                              ==========  ==========     ==========  ==========
 Fully diluted earnings per
  share                            $0.27       $0.18          $0.62       $0.42
                              ==========  ==========     ==========  ==========

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